Dow 30 Enhanced Premium & Income Fund Inc.

File No. 811-22029

Item No. 77Q2

Compliance with Section 16(a) of the

Securities Exchange Act of 1934

Mr. William J. Rainer, Director of the Registrant is subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant. A Form 3 should have been filed on his behalf by June 3, 2007; however, a late filing was executed on June 26, 2007.

Mr. Paul Glasserman, Director of the Registrant is subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant. A Form 3 should have been filed on his behalf by June 3, 2007; however, a late filing was executed on June 26, 2007.

Mr. Steven W. Kohlhagen, Director of the Registrant is subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant. A Form 3 should have been filed on his behalf by June 3, 2007; however, a late filing was executed on June 26, 2007.

IQ Investment Advisors LLC, Investment Advisor to the Registrant is subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant. A Form 3 should have been filed on its behalf by June 3, 2007; however, a late filing was executed on June 26, 2007.

Mr. Mitchell M. Cox, President of the Registrant is subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant. A Form 3 should have been filed on his behalf by June 3, 2007; however, a late filing was executed on June 26, 2007.

Mr. Donald C. Burke, Vice President and Assistant Treasurer of the Registrant is subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant. A Form 3 should have been filed on his behalf by June 3, 2007; however, a late filing was executed on June 26, 2007.

Mr. Justin C. Ferri, Vice President of the Registrant is subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant. A Form 3 should have been filed on his behalf by June 3, 2007; however, a late filing was executed on June 26, 2007.

Mr. James E. Hillman, Vice President and Treasurer of the Registrant is subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant. A Form 3 should have been filed on his behalf by June 3, 2007; however, a late filing was executed on June 26, 2007.

Mrs. Colleen R. Rusch, Vice President and Secretary of the Registrant is subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant. A Form 3 should have been filed on her behalf by June 3, 2007; however, a late filing was executed on June 26, 2007.

Mr. Martin G. Byrne, Chief Legal Officer of the Registrant is subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant. A Form 3 should have been filed on his behalf by June 3, 2007; however, a late filing was executed on June 26, 2007.

Mrs. Catherine A. Johnston, Chief Compliance Officer of the Registrant was subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant. A Form 3 should have been filed on her behalf by June 3, 2007; however, a late filing was executed on June 26, 2007.

Late filings were made on behalf of the following Insiders of the Registrant who are subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant;

Paul Mottola

Satyanarayan Chada

Paul Morton

A Form 3 should have been filed on their behalf by June 3, 2007; however, a late filing was executed on June 26, 2007.